Exhibit 99.3

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this report. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment.

Summary of Principal Risks Associated with ChargePoint’s Business

•	ChargePoint is an early stage company with a history of losses, and expects to incur significant expenses and continuing losses for the near term.

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ChargePoint has experienced rapid growth and expects to invest in growth for the foreseeable future. If it fails to manage growth effectively, its business, operating results and financial condition could be adversely affected.

•	ChargePoint currently faces competition from a number of companies, particularly in Europe, and expects to face significant competition in the future as the market for EV charging develops.

•	ChargePoint faces risks related to health pandemics, including the recent coronavirus pandemic, which could have a material adverse effect on its business and results of operations.

•	ChargePoint faces risks related to health pandemics, including the recent coronavirus pandemic, which could have a material adverse effect on its business and results of operations.

•	ChargePoint relies on a limited number of suppliers and manufacturers for its charging stations. A loss of any of these partners could negatively affect its business.

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ChargePoint’s business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as ChargePoint expands the scope of such services with other parties.

•	While ChargePoint to date has not made material acquisitions, should it pursue acquisitions in the future, it would be subject to risks associated with acquisitions.

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If ChargePoint is unable to attract and retain key employees and hire qualified management, technical engineering and sale personnel, its ability to compete and successfully grow its business would be harmed.

•	ChargePoint is expanding operations internationally, which will expose it to additional tax, compliance, market and other risks.

•	Some members of ChargePoint’s management have limited experience in operating a public company.

•	ChargePoint may need to raise additional funds and these funds may not be available when needed.

•	ChargePoint’s future revenue growth will depend in significant part on its ability to increase sales of its products and services to fleet operators.

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Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruption in service, which could harm ChargePoint’s business.

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ChargePoint’s headquarters and other facilities are located in an active earthquake zone; an earthquake or other types of natural disasters or resource shortages, including public safety power shut-offs that have occurred and will continue to occur in California, could disrupt and harm its operations and those of ChargePoint’s customers.

•	ChargePoint’s stock price will be volatile, and you may not be able to sell shares at or above the price at the Closing.

•	ChargePoint has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

•	Concentration of ownership among ChargePoint’s existing executive officers, directors and their affiliate may prevent new investors from influencing significant corporate decisions.

•	ChargePoint’s future growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of EVs for passenger and fleet applications.

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The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations.

•	ChargePoint’s business may be adversely affected if it is unable to protect its technology and intellectual property from unauthorized use by third parties.

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If ChargePoint is unable to remediate the material weaknesses in its internal control over financial reporting, or if ChargePoint identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of ChargePoint’s consolidated financial statements or failure to meet its periodic reporting obligations.

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ChargePoint has identified material weaknesses in its internal control over financial reporting. If ChargePoint is unable to remediate these material weaknesses, or if ChargePoint identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of ChargePoint’s consolidated financial statements or cause ChargePoint to fail to meet its periodic reporting obligations.

Risks Related to ChargePoint’s Business

ChargePoint is an early stage company with a history of losses, and expects to incur significant expenses and continuing losses for the near term.

ChargePoint incurred a net loss of $197.0 million for the year ended January 31, 2021 and as of January 31, 2021, ChargePoint had an accumulated deficit of approximately $679.4 million. ChargePoint believes it will continue to incur operating and net losses each quarter for the near term. Even if it achieves profitability, there can be no assurance that it will be able to maintain profitability in the future. ChargePoint’s potential profitability is particularly dependent upon the continued adoption of EVs by consumers and fleet operators, the widespread adoption of electric trucks and other vehicles and other electric transportation modalities, which may not occur.

ChargePoint has experienced rapid growth and expects to invest in growth for the foreseeable future. If it fails to manage growth effectively, its business, operating results and financial condition could be adversely affected.

ChargePoint has experienced rapid growth in recent periods. For example, the number of employees has grown from 743 as of January 31, 2020 to 834 as of January 31, 2021, including 77 employees in Europe as of January 31, 2020 to 101 as of January 31, 2021. The growth and expansion of its business has placed and continues to place a significant strain on management, operations, financial infrastructure and corporate culture. In the event of further growth, ChargePoint’s information technology systems and ChargePoint’s internal control over financial reporting and procedures may not be adequate to support its operations and may introduce opportunities for data security incidents that may interrupt business operations and permit bad actors to obtain unauthorized access to business information or misappropriate funds. ChargePoint may also face risks to the extent such bad actors infiltrate the information technology infrastructure of its contractors.

To manage growth in operations and personnel, ChargePoint will need to continue to improve its operational, financial and management controls and reporting systems and procedures. Failure to manage growth effectively could result in difficulty or delays in attracting new customers, declines in quality or customer satisfaction, increases in costs, difficulties in introducing new products and services or enhancing existing products and services, loss of customers, information security vulnerabilities or other operational difficulties, any of which could adversely affect its business performance and operating results.

ChargePoint currently faces competition from a number of companies, particularly in Europe, and expects to face significant competition in the future as the market for EV charging develops.

The EV charging market is relatively new and competition is still developing. ChargePoint primarily competes with smaller providers of EV charging station networks for installations, particularly in Europe. Large early stage markets, such as Europe, require early engagement across verticals and customers to gain market share, and ongoing effort to scale channels, installers, teams and processes. Some European customers require solutions not yet available and ChargePoint’s recent entrance into Europe requires establishing itself against existing competitors. In addition, there are multiple competitors in Europe with limited funding, which could cause poor experiences, hampering overall EV adoption or trust in any particular provider.

In addition, there are other means for charging EVs, which could affect the level of demand for onsite charging capabilities at businesses. For example, Tesla Inc. continues to build out its supercharger network across the United States for its vehicles, which could reduce overall demand for EV charging at other sites. Also, third-party contractors can provide basic electric charging capabilities to potential customers seeking to have on premise EV charging capability as well as for home charging. In addition, many EV charging manufacturers, including ChargePoint, are offering home charging equipment, which could reduce demand for on premise charging capabilities of potential customers and reduce the demand for onsite charging capabilities if EV owners find charging at home to be sufficient.

Further, ChargePoint’s current or potential competitors may be acquired by third parties with greater available resources. As a result, competitors may be able to respond more quickly and effectively than ChargePoint to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. This competition may also materialize in the form of costly intellectual property disputes or litigation.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put ChargePoint at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of ChargePoint’s current or future target markets, which could create price pressure. In light of these factors, even if ChargePoint’s offerings are more effective and higher quality than those of its competitors, current or potential customers may accept competitive solutions. If ChargePoint fails to adapt to changing market conditions or continue to compete successfully with current charging providers or new competitors, its growth will be limited which would adversely affect its business and results of operations.

Failure to effectively expand ChargePoint’s sales and marketing capabilities could harm its ability to increase its customer base and achieve broader market acceptance of its solutions.

ChargePoint’s ability to grow its customer base, achieve broader market acceptance, grow revenue, and achieve and sustain profitability will depend, to a significant extent, on its ability to effectively expand its sales and marketing operations and activities. Sales and marketing expenses represent a significant percentage of its total revenue, and its operating results will suffer if sales and marketing expenditures do not contribute significantly to increasing revenue.

ChargePoint is substantially dependent on its direct sales force to obtain new customers. ChargePoint plans to continue to expand its direct sales force both domestically and internationally but it may not be able to recruit and hire a sufficient number of sales personnel, which may adversely affect its ability to expand its sales capabilities. New hires require significant training and time before they achieve full productivity, particularly in new sales territories. Recent hires and planned hires may not become as productive as quickly as anticipated, and ChargePoint may be unable to hire or retain sufficient numbers of qualified individuals. Furthermore, hiring sales personnel in new countries can be costly, complex and time-consuming, and requires additional set up and upfront costs that may be disproportionate to the initial revenue expected from those countries. There is significant competition for direct sales personnel with the strong sales skills and technical knowledge. ChargePoint’s ability to achieve significant revenue growth in the future will depend, in large part, on its success in recruiting, training, incentivizing and retaining a sufficient number of qualified direct sales personnel and on such personnel attaining desired productivity levels within a reasonable amount of time. ChargePoint’s business will be harmed if continuing investment in its sales and marketing capabilities does not generate a significant increase in revenue.

ChargePoint faces risks related to health pandemics, including the recent coronavirus (“COVID-19”) pandemic, which could have a material adverse effect on its business and results of operations.

The impact of COVID-19, including changes in consumer and business behavior, pandemic fears and market downturns, and restrictions on business and individual activities, has created significant volatility in the global economy and has led to reduced economic activity. The spread of COVID-19 has also created a disruption in the manufacturing, delivery and overall supply chain of vehicle manufacturers and suppliers, and has led to a decrease in EV sales in markets around the world. Any sustained downturn in demand for EVs would harm ChargePoint’s business.

The pandemic has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, stay-at-home or shelter-in-place orders and business shutdowns. These measures may adversely impact ChargePoint’s employees and operations and the operations of its customers, suppliers, vendors and business partners, and may negatively impact demand for EV charging stations, particularly at workplaces. These measures by government authorities may remain in place for a significant period of time and may adversely affect manufacturing and building plans, sales and marketing activities, business and results of operations.

ChargePoint has modified its business practices by recommending that all non-essential personnel work from home and cancelling or reducing physical participation in sales activities, meetings, events and conferences. ChargePoint has also implemented additional safety protocols for essential workers, has implemented cost cutting measures in order to reduce its operating costs, and may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, suppliers, vendors and business partners. There is no certainty that such actions will be sufficient to mitigate the risks posed by the virus or otherwise be satisfactory to government authorities. If significant portions of ChargePoint’s workforce are unable to work effectively, including due to illness, quarantines, social distancing, government actions or other restrictions in connection with the COVID-19 pandemic, its operations will be negatively impacted. Furthermore, if significant portions of its customers’ or potential customers’ workforces are subject to stay-at-home orders or otherwise have substantial numbers of their employees working remotely for sustained periods of time, user demand for charging stations and services will decline.

The extent to which the COVID-19 pandemic impacts ChargePoint’s business, prospects and results of operations will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and when and to what extent normal economic and operating activities can resume. The COVID-19 pandemic could limit the ability of customers, suppliers, vendors and business partners to perform, including third-party suppliers’ ability to provide components and materials used in charging stations or in providing installation or maintenance services. Even after the COVID-19 pandemic has subsided, ChargePoint may continue to experience an adverse impact to its business as a result of its global economic impact, including any recession that has occurred or may occur in the future.

Specifically, difficult macroeconomic conditions, such as decreases in per capita income and level of disposable income, increased and prolonged unemployment or a decline in consumer confidence as a result of the COVID-19 pandemic, as well as reduced spending by businesses, could each have a material adverse effect on the demand for ChargePoint’s products and services.

ChargePoint relies on a limited number of suppliers and manufacturers for its charging stations. A loss of any of these partners could negatively affect its business.

ChargePoint relies on a limited number of suppliers to manufacture its charging stations, including in some cases only a single supplier for some products and components. This reliance on a limited number of manufacturers increases ChargePoint’s risks, since it does not currently have proven reliable alternatives or replacement manufacturers beyond these key parties. In the event of interruption, it may not be able to increase capacity from other sources or develop alternate or secondary sources without incurring material additional costs and substantial delays. Thus, ChargePoint’s business could be adversely affected if one or more of its suppliers is impacted by any interruption at a particular location.

If ChargePoint experiences a significant increase in demand for its charging stations, or if it needs to replace an existing supplier, it may not be possible to supplement or replace them on acceptable terms, which may undermine its ability to deliver products to customers in a timely manner. For example, it may take a significant amount of time to identify a manufacturer that has the capability and resources to build charging stations in sufficient volume. Identifying suitable suppliers and manufacturers could be an extensive process that requires ChargePoint to become satisfied with their quality control, technical capabilities, responsiveness and service, financial stability, regulatory compliance, and labor and other ethical practices. Accordingly, a loss of any significant suppliers or manufacturers could have an adverse effect on ChargePoint’s business, financial condition and operating results.

In addition, as a result of the Business Combination, ChargePoint became subject to requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) to diligence, disclose, and report whether or not its products contain minerals originating from the Democratic Republic of the Congo and adjoining countries, or conflict minerals. ChargePoint will incur additional costs to comply with these disclosure requirements, including costs related to determining the source of any of the relevant minerals and metals used in our products. These requirements could adversely affect the sourcing, availability, and pricing of minerals used in the components used in its products. It is also possible that ChargePoint’s reputation may be adversely affected if it determines that certain of its products contain minerals not determined to be conflict-free or if it is unable to alter its products, processes or sources of supply to avoid use of such materials. ChargePoint may also encounter end-customers who require that all of the components of the products be certified as conflict free. If ChargePoint is not able to meet this requirement, such end-customers may choose to purchase products from a different company.

ChargePoint’s business is subject to risks associated with construction, cost overruns and delays, and other contingencies that may arise in the course of completing installations, and such risks may increase in the future as ChargePoint expands the scope of such services with other parties.

ChargePoint does not typically install charging stations at customer sites. These installations are typically performed by ChargePoint partners or electrical contractors with an existing relationship with the customer and/or knowledge of the site. The installation of charging stations at a particular site is generally subject to oversight and regulation in accordance with state and local laws and ordinances relating to building codes, safety, environmental protection and related matters, and typically requires various local and other governmental approvals and permits that may vary by jurisdiction. In addition, building codes, accessibility requirements or regulations may hinder EV charger installation because they end up costing the developer or installer more in order to meet the code requirements. Meaningful delays or cost overruns may impact ChargePoint’s recognition of revenue in certain cases and/or impact customer relationships, either of which could impact ChargePoint’s business and profitability.

Furthermore, ChargePoint may in the future elect to install charging stations at customer sites or manage contractors, likely as part of offering customers a turnkey solution. Working with contractors may require ChargePoint to obtain licenses or require it or its customers to comply with additional rules, working conditions and other union requirements, which can add costs and complexity to an installation project. In addition, if these contractors are unable to provide timely, thorough and quality installation-related services, customers could fall behind their construction schedules leading to liability to ChargePoint or cause customers to become dissatisfied with the solutions ChargePoint offers.

While ChargePoint to date has not made material acquisitions, should it pursue acquisitions in the future, it would be subject to risks associated with acquisitions.

ChargePoint may acquire additional assets, products, technologies or businesses that are complementary to its existing business. The process of identifying and consummating acquisitions and the subsequent integration of new assets and businesses into ChargePoint’s own business would require attention from management and could result in a diversion of resources from its existing business, which in turn could have an adverse effect on its operations. Acquired assets or businesses may not generate the expected financial results. Acquisitions could also result in the use of cash, potentially dilutive issuances of equity securities, the occurrence of goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business.

If ChargePoint completes future acquisitions, it may not ultimately strengthen its competitive position or achieve its goals and business strategy; ChargePoint may be subject to claims or liabilities assumed from an acquired company, product, or technology; acquisitions ChargePoint completes could be viewed negatively by its customers, investors, and securities analysts; and ChargePoint may incur costs and expenses necessary to address an acquired company’s failure to comply with laws and governmental rules and regulations. Additionally, ChargePoint may be subject to litigation or other claims in connection with the acquired company, including claims from terminated employees, former stockholders or other third parties, which may differ from or be more significant than the risks ChargePoint’s business faces. If ChargePoint is unsuccessful at integrating future acquisitions in a timely manner, or the technologies and operations associated with such acquisitions, the revenue and operating results of the combined company could be adversely affected. Any integration process may require significant time and resources, which may disrupt ChargePoint’s ongoing business and divert management’s attention, and ChargePoint may not be able to manage the integration process successfully or in a timely manner. ChargePoint may not successfully evaluate or utilize the acquired technology or personnel, realize anticipated synergies from the acquisition, or accurately forecast the financial impact of an acquisition transaction and integration of such acquisition, including accounting charges and any potential impairment of goodwill and intangible assets recognized in connection with such acquisitions. ChargePoint may have to pay cash, incur debt, or issue equity or equity-linked securities to pay for any future acquisitions, each of which could adversely affect its financial condition or the market price of its Common Stock. Furthermore, the sale of equity or issuance of equity-linked debt to finance any future acquisitions could result in dilution to ChargePoint’s stockholders. The occurrence of any of these risks could harm ChargePoint’s business, operating results, and financial condition.

If ChargePoint is unable to attract and retain key employees and hire qualified management, technical, engineering and sales personnel, its ability to compete and successfully grow its business would be harmed.

ChargePoint’s success depends, in part, on its continuing ability to identify, hire, attract, train and develop and retain highly qualified personnel. The inability to do so effectively would adversely affect its business. ChargePoint’s future performance also depends on the continued services and continuing contributions of its senior management to execute on its business plan and to identify and pursue new opportunities and product innovations. The loss of services of senior management, or the ineffective management of any leadership transitions, especially within ChargePoint’s sales organization, could significantly delay or prevent the achievement of its development and strategic objectives, which could adversely affect its business, financial condition, and operating results.

Competition for employees can be intense, particularly in Silicon Valley where ChargePoint is headquartered, and the ability to attract, hire and retain them depends on ChargePoint’s ability to provide competitive compensation. ChargePoint may not be able to attract, assimilate, develop or retain qualified personnel in the future, and failure to do so could adversely affect its business, including the execution of its global business strategy.

ChargePoint is expanding operations internationally, which will expose it to additional tax, compliance, market and other risks.

ChargePoint’s primary operations are in the United States and it maintains contractual relationships with parts and manufacturing suppliers in Asia, Mexico and other locations. Also, ChargePoint is continuing to invest to increase its presence in Europe and to expand a primarily software development team in India. Managing this expansion requires additional resources and controls, and could subject ChargePoint to risks associated with international operations, including:

•	conformity with applicable business customs, including translation into foreign languages and associated expenses;

•	lack of availability of government incentives and subsidies;

•	challenges in arranging, and availability of, financing for customers;

•	potential changes to its established business model;

•	cost of alternative power sources, which could vary meaningfully outside the United States;

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difficulties in staffing and managing foreign operations in an environment of diverse culture, laws, and customers, and the increased travel, infrastructure, and legal and compliance costs associated with international operations;

•	installation challenges;

•	differing driving habits and transportation modalities in other markets;

•	different levels of demand among commercial, fleet and residential customers;

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compliance with multiple, potentially conflicting and changing governmental laws, regulations, certifications, and permitting processes including environmental, banking, employment, tax, information security, privacy, and data protection laws and regulations such as the European Union (the “EU”) General Data Protection Regulation (“GDPR”), national legislation implementing the same and changing requirements for legally transferring data out of the European Economic Area;

•	compliance with U.S. and foreign anti-bribery laws including the Foreign Corrupt Practices Act (“FCPA”) and the United Kingdom Anti-Bribery Act;

•	conforming products to various international regulatory and safety requirements as well as charging and other electric infrastructures;

•	difficulty in establishing, staffing and managing foreign operations;

•	difficulties in collecting payments in foreign currencies and associated foreign currency exposure;

•	restrictions on repatriation of earnings;

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compliance with potentially conflicting and changing laws of taxing jurisdictions and compliance with applicable U.S. tax laws as they relate to international operations, the complexity and adverse consequences of such tax laws, and potentially adverse tax consequences due to changes in such tax laws; and

•	regional economic and political conditions.

As a result of these risks, ChargePoint’s current expansion efforts and any potential future international expansion efforts may not be successful.

Some members of ChargePoint’s management have limited experience in operating a public company.

Some of ChargePoint’s executive officers have limited experience in the management of a publicly-traded company. The management team may not successfully or effectively manage the transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to the management and growth of our company. ChargePoint may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal control over financial reporting required of public companies. The development and implementation of the standards and controls and the hiring of experienced personnel necessary to achieve the level of accounting standards required of a public company may require costs greater than expected.

ChargePoint may need to raise additional funds and these funds may not be available when needed.

ChargePoint may need to raise additional capital in the future to further scale its business and expand to additional markets. ChargePoint may raise additional funds through the issuance of equity, equity-related or debt securities, or through obtaining credit from government or financial institutions. ChargePoint cannot be certain that additional funds will be available on favorable terms when required, or at all. If ChargePoint cannot raise additional funds when needed, its financial condition, results of operations, business and prospects could be materially and adversely affected. If ChargePoint raises funds through the issuance of debt securities or through loan arrangements, the terms of which could require significant interest payments, contain covenants that restrict ChargePoint’s business, or other unfavorable terms. In addition, to the extent ChargePoint raises funds through the sale of additional equity securities, ChargePoint stockholders would experience additional dilution.

ChargePoint’s future revenue growth will depend in significant part on its ability to increase sales of its products and services to fleet operators.

ChargePoint’s future revenue growth will depend in significant part on its ability to increase sales of its products and services to fleet operators. The electrification of fleets is an emerging market, and fleet operators may not adopt EVs on a widespread basis and on the timelines ChargePoint anticipates. In addition to the factors affecting the growth of the EV market generally, transitioning to an EV fleet can be costly and capital intensive, which could result in slower than anticipated adoption. The sales cycle could also be longer for sales to fleet operators, as they are often larger organizations, with more formal procurement processes than smaller commercial site hosts. Fleet operators may also require significant additional services and support, and if ChargePoint is unable to provide such services and support, it may adversely affect its ability to attract additional fleet operators as customers. Any failure to attract and retain fleet operators as customers in the future would adversely affect ChargePoint’s business and results of operations.

Computer malware, viruses, ransomware, hacking, phishing attacks and similar disruptions could result in security and privacy breaches and interruption in service, which could harm ChargePoint’s business.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in ChargePoint’s services and operations and loss, misuse or theft of data. Computer malware, viruses, ransomware, hacking and phishing attacks against online networks have become more prevalent and may occur on ChargePoint’s systems in the future. Any attempts by cyber attackers to disrupt ChargePoint’s services or systems, if successful, could harm its business, introduce liability to data subjects, result in the misappropriation of funds, be expensive to remedy and damage its reputation or brand. Insurance may not be sufficient to cover significant expenses and losses related to cyber-attacks. Efforts to prevent cyber attackers from entering computer systems are expensive to implement, and ChargePoint may not be able to cause the implementation or enforcement of such preventions with respect to its third-party vendors. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of systems and technical infrastructure may, in addition to other losses, harm ChargePoint’s reputation, brand and ability to attract customers.

ChargePoint has previously experienced, and may in the future experience, service disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, third-party service providers, human or software errors and capacity constraints. If ChargePoint’s services are unavailable when users attempt to access them, they may seek other services, which could reduce demand for its solutions from target customers.

ChargePoint has processes and procedures in place designed to enable it to quickly recover from a disaster or catastrophe and continue business operations and has tested this capability under controlled circumstances. However, there are several factors ranging from human error to data corruption that could materially impact the efficacy of such processes and procedures, including by lengthening the time services are partially or fully unavailable to customers and users. It may be difficult or impossible to perform some or all recovery steps and continue normal business operations due to the nature of a particular disaster or catastrophe, especially during peak periods, which could cause additional reputational damages, or loss of revenues, any of which could adversely affect its business and financial results.

ChargePoint’s headquarters and other facilities are located in an active earthquake zone; an earthquake or other types of natural disasters or resource shortages, including public safety power shut-offs that have occurred and will continue to occur in California, could disrupt and harm its operations and those of ChargePoint’s customers.

ChargePoint conducts a majority of its operations in the San Francisco Bay area in an active earthquake zone. The occurrence of a natural disaster such as an earthquake, drought, flood, fire (such as the recent extensive wildfires in California), localized extended outages of critical utilities (such as California’s public safety power shut-offs) or transportation systems, or any critical resource shortages could cause a significant interruption in its business, damage or destroy its facilities or inventory, and cause it to incur significant costs, any of which could harm its business, financial condition and results of operations. The insurance ChargePoint maintains against fires, earthquakes and other natural disasters may not be adequate to cover losses in any particular case.

In addition, rolling public safety power shut offs in California or other states can affect user acceptance of EVs, as charging may be unavailable at the desired times, or at all during these events. These shut offs could also affect the ability of fleet operators to charge their EVs, which, for example, could adversely affect transportation schedules or any service level agreements to which either ChargePoint or the fleet operator may be a party. If these events persist, the demand for EVs could decline, which would result in reduced demand for charging solutions.

Risks Related to the EV Market

Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for ChargePoint’s products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars, consumption of renewable transportation fuels, such as ethanol and biodiesel, and consumer acceptance of EVs and other alternative vehicles has been increasing. If fuel efficiency of non-electric vehicles continues to rise, whether as the result of regulations or otherwise, and affordability of vehicles using renewable transportation fuels improves, the demand for electric and high energy vehicles could diminish. In addition, the EV fueling model is different than gas or other fuel models, requiring behavior change and education of influencers, consumers and others such as regulatory bodies. Developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect demand for EVs and EV charging stations. For example, fuel which is abundant and relatively inexpensive in the United States, such as compressed natural gas, may emerge as preferred alternative to petroleum-based propulsion. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. This may impose additional obstacles to the purchase of EVs or the development of a more ubiquitous EV market. Finally, the current litigation between the state of California and the National Highway Traffic Safety Administration (“NHTSA”) could impact California’s ability to set fuel economy standards that encourage the adoption of EVs, and could be followed by many other states. If any of the above cause or contribute to consumers or businesses to no longer purchase EVs or purchase them at a lower rate, it would materially and adversely affect ChargePoint’s business, operating results, financial condition and prospects.

ChargePoint’s future growth and success is highly correlated with and thus dependent upon the continuing rapid adoption of EVs for passenger and fleet applications.

ChargePoint’s future growth is highly dependent upon the adoption of EVs by businesses and consumers. The market for EVs is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards and changing consumer demands and behaviors, changing levels of concern related to environmental issues and governmental initiatives related to climate change and the environment generally. Although demand for EVs has grown in recent years, there is no guarantee of continuing future demand. If the market for EVs develops more slowly than expected, or if demand for EVs decreases, ChargePoint’s business, prospects, financial condition and operating results would be harmed. The market for EVs could be affected by numerous factors, such as:

•	perceptions about EV features, quality, safety, performance and cost;

•	perceptions about the limited range over which EVs may be driven on a single battery charge;

•	competition, including from other types of alternative fuel vehicles, plug-in hybrid electric vehicles and high fuel-economy internal combustion engine vehicles;

•	volatility in the cost of oil and gasoline;

•	concerns regarding the stability of the electrical grid;

•	the decline of an EV battery’s ability to hold a charge over time;

•	availability of service for EVs;

•	consumers’ perception about the convenience and cost of charging EVs;

•	increases in fuel efficiency;

•	government regulations and economic incentives, including adverse changes in, or expiration of, favorable tax incentives related to EVs, EV charging stations or decarbonization generally;

•	relaxation of government mandates or quotas regarding the sale of EVs; and

•	concerns about the future viability of EV manufacturers.

In addition, sales of vehicles in the automotive industry can be cyclical, which may affect growth in acceptance of EVs. It is uncertain how macroeconomic factors will impact demand for EVs, particularly since they can be more expensive than traditional gasoline-powered vehicles, when the automotive industry globally has been experiencing a recent decline in sales. Furthermore, because fleet operators often make large purchases of EVs, this cyclicality and volatility in the automotive industry may be more pronounced with commercial purchasers, and any significant decline in demand from these customers could reduce demand for EV charging and ChargePoint’s products and services in particular.

Demand for EVs may also be affected by factors directly impacting automobile prices or the cost of purchasing and operating automobiles, such as sales and financing incentives, prices of raw materials and parts and components, cost of fuel and governmental regulations, including tariffs, import regulation and other taxes. Volatility in demand may lead to lower vehicle unit sales, which may result in reduced demand for EV charging solutions and therefore adversely affect ChargePoint’s business, financial condition and operating results.

The EV market currently benefits from the availability of rebates, tax credits and other financial incentives from governments, utilities and others to offset the purchase or operating cost of EVs and EV charging stations. In particular, ChargePoint’s marketing efforts have heavily relied upon federal tax credits available to purchasers of its EV charging stations that effectively provide purchasers with a significantly discounted purchase price. The reduction, modification, or elimination of such benefits could cause reduced demand for EVs and EV charging stations, which would adversely affect ChargePoint’s financial results.

The U.S. federal government, foreign governments and some state and local governments provide incentives to end users and purchasers of EVs and EV charging stations in the form of rebates, tax credits and other financial incentives, such as payments for regulatory credits. The EV market relies on these governmental rebates, tax credits and other financial incentives to significantly lower the effective price of EVs and EV charging stations to customers. However, these incentives may expire on a particular date, end when the allocated funding is exhausted, or be reduced or terminated as a matter of regulatory or legislative policy. In particular, ChargePoint has heavily relied upon the availability of federal tax credits to purchasers under Section 30C of the Code to market its EV charging stations, which can effectively provide such purchasers with up to a 30% discount off the purchase price of ChargePoint’s EV charging stations. The credits under Section 30C of the Code are set to expire on December 31, 2020 and thus would not be available to ChargePoint’s customers unless extended. There can be no assurance that the credits under Section 30C of the Code will be extended, or if extended, will not be otherwise reduced. Any reduction in rebates, tax credits or other financial incentives, including the credit under Section 30C of the Code, could materially reduce the demand for EVs and ChargePoint’s solutions and, as a result, may adversely impact ChargePoint’s business and expansion potential.

ChargePoint also derives other revenue from regulatory credits. If government support of these credits declines, ChargePoint’s ability to generate this other revenue in the future would be adversely affected. Recently, ChargePoint has derived a slight majority of its other revenue from regulatory credits, and ChargePoint expects revenue from this source will decline as a percentage of other and total revenue over time. Further, the availability of such credits may decline even with general governmental support of the transition to EV infrastructure. For example, in September 2020, California Governor Gavin Newsom issued Executive Order N-79-20 (the “EO”), announcing a target for all in-state sales of new passenger cars and trucks to be zero-emission by 2035. While the EO calls for the support of EV infrastructure, the form of this support is unclear. If California or other jurisdictions choose to adopt regulatory mandates instead of establishing or continuing green energy credit regimes for EV infrastructure, ChargePoint’s revenue from these credits would be adversely impacted.

The EV charging market is characterized by rapid technological change, which requires ChargePoint to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and ChargePoint’s financial results.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology and/or ChargePoint’s products. ChargePoint’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the EV charging market. As new products are introduced, gross margins tend to decline in the near term and improves as the product become more mature and with a more efficient manufacturing process.

As EV technologies change, ChargePoint may need to upgrade or adapt its charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, which could involve substantial costs. Even if ChargePoint is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected in some periods and its prior products could become obsolete more quickly than expected.

ChargePoint cannot guarantee that any new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage ChargePoint’s relationships with customers and lead them to seek alternative providers. Delays in introducing products and innovations or the failure to offer innovative products or services at competitive prices may cause existing and potential customers to purchase ChargePoint’s competitors’ products or services.

If ChargePoint is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products and services could lose market share, its revenue will decline, it may experience higher operating losses and its business and prospects will be adversely affected.

Certain estimates of market opportunity and forecasts of market growth included in this report may prove to be inaccurate.

This report includes estimates of the addressable market for ChargePoint’s solutions and the EV market in general. Market opportunity estimates and growth forecasts, whether obtained from third-party sources or developed internally, are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. This is especially so at the present time due to the uncertain and rapidly changing projections of the severity, magnitude and duration of the current COVID-19 pandemic. The estimates and forecasts in this report relating to the size and expected growth of the target market, market demand and adoption, capacity to address this demand and pricing may also prove to be inaccurate. In particular, estimates regarding the current and projected market opportunity are difficult to predict. The estimated addressable market may not materialize for many years, if ever, and even if the markets meet the size estimates and growth forecasted in this report, ChargePoint’s business could fail to grow at similar rates.

Risks Related to ChargePoint’s Technology, Intellectual Property and Infrastructure

ChargePoint expects to incur research and development costs and devote significant resources to developing new products, which could significantly reduce its profitability and may never result in revenue to ChargePoint.

ChargePoint’s future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. ChargePoint plans to incur significant research and development costs in the future as part of its efforts to design, develop, manufacture and introduce new products and enhance existing products. ChargePoint’s research and development expenses were $75.0 million, $69.5 million and $50.5 million during the fiscal years ended January 31, 2021, 2020 and 2019, respectively, and are likely to grow in the future. Further, ChargePoint’s research and development program may not produce successful results, and its new products may not achieve market acceptance, create additional revenue or become profitable.

ChargePoint may need to defend against intellectual property infringement or misappropriation claims, which may be time-consuming and expensive.

From time to time, the holders of intellectual property rights may assert their rights and urge ChargePoint to take licenses, and/or may bring suits alleging infringement or misappropriation of such rights. There can be no assurance that ChargePoint will be able to mitigate the risk of potential suits or other legal demands by competitors or other third parties. Accordingly, ChargePoint may consider entering into licensing agreements with respect to such rights, although no assurance can be given that such licenses can be obtained on acceptable terms or that litigation will not occur, and such licenses and associated litigation could significantly increase ChargePoint’s operating expenses. In addition, if ChargePoint is determined to have or believes there is a high likelihood that it has infringed upon or misappropriated a third party’s intellectual property rights, it may be required to cease making, selling or incorporating certain key components or intellectual property into the products and services it offers, to pay substantial damages and/or royalties, to redesign its products and services, and/or to establish and maintain alternative branding. In addition, to the extent that ChargePoint’s customers and business partners become the subject of any allegation or claim regarding the infringement or misappropriation of intellectual property rights related to ChargePoint’s products and services, ChargePoint may be required to indemnify such customers and business partners. If ChargePoint were required to take one or more such actions, its business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

ChargePoint’s business may be adversely affected if it is unable to protect its technology and intellectual property from unauthorized use by third parties.

ChargePoint’s success depends, at least in part, on ChargePoint’s ability to protect its core technology and intellectual property. To accomplish this, ChargePoint relies on, and plans to continue relying on, a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to retain ownership of, and protect, its technology. Failure to adequately protect its technology and intellectual property could result in competitors offering similar products, potentially resulting in the loss of some of ChargePoint’s competitive advantage and a decrease in revenue which would adversely affect its business, prospects, financial condition and operating results.

The measures ChargePoint takes to protect its technology intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

•	any patent applications ChargePoint submits may not result in the issuance of patents;

•	the scope of issued patents may not be broad enough to protect proprietary rights;

•	any issued patents may be challenged by competitors and/or invalidated by courts or governmental authorities;

•	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;

•	current and future competitors may circumvent patents or independently develop similar trade secrets or works of authorship, such as software;

•	know-how and other proprietary information ChargePoint purports to hold as a trade secret may not qualify as a trade secret under applicable laws; and

•	proprietary designs and technology embodied in ChargePoint’s products may be discoverable by third-parties through means that do not constitute violations of applicable laws.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of its intellectual property in foreign jurisdictions may be difficult or impossible. Therefore, ChargePoint’s intellectual property rights may not be as strong or as easily enforced outside of the United States.

Certain patents in the EV space may come to be considered “standards essential.” If this is the case with respect to any of ChargePoint’s patents, it may be required to license certain technology on “fair, reasonable and non-discriminatory” terms, decreasing revenue. Further, competitors, vendors, or customers may, in certain instances, be free to create variations or derivative works of ChargePoint technology and intellectual property, and those derivative works may become directly competitive with ChargePoint’s offerings. Finally, ChargePoint may not be able to leverage, or obtain ownership of, all technology and intellectual property developed by ChargePoint’s vendors in connection with design and manufacture of ChargePoint’s products, thereby jeopardizing ChargePoint’s ability to obtain a competitive advantage over its competitors.

The current lack of international standards may lead to uncertainty, additional competition and further unexpected costs.

Lack of industry standards for EV station management, coupled with utilities and other large organizations mandating their own adoption of specifications that have not become widely adopted in the industry, may hinder innovation or slow new product or new feature introduction.

In addition, automobile manufacturers may choose to utilize their own proprietary systems, which could lock out competition for EV charging stations, or to use their size and market position to influence the market, which could limit ChargePoint’s market and reach to customers, negatively impacting its business.

Further, should regulatory bodies later impose a standard that is not compatible with ChargePoint’s infrastructure, it may incur significant costs to adapt its business model to the new regulatory standard, which may require significant time and, as a result, may have a material adverse effect on its revenues or results of operations.

ChargePoint’s technology could have undetected defects, errors or bugs in hardware or software which could reduce market adoption, damage its reputation with current or prospective customers, and/or expose it to product liability and other claims that could materially and adversely affect its business.

ChargePoint may be subject to claims that charging stations have malfunctioned and persons were injured or purported to be injured. Any insurance that ChargePoint carries may not be sufficient or it may not apply to all situations. Similarly, to the extent that such malfunctions are related to components obtained from third-party vendors, such vendors may not assume responsibility for such malfunctions. In addition, ChargePoint’s customers could be subjected to claims as a result of such incidents and may bring legal claims against ChargePoint to attempt to hold it liable. Any of these events could adversely affect ChargePoint’s brand, relationships with customers, operating results or financial condition.

Across ChargePoint’s product line, ChargePoint develops equipment solutions based on preferred second source or common off-the-shelf vendors. However, due to its designs, ChargePoint does rely on some single source vendors, the unavailability or failure of which can pose risks to supply chain or product shipping situations.

Furthermore, ChargePoint’s software platform is complex, developed for over a decade by many developers, and includes a number of licensed third-party commercial and open-source software libraries. ChargePoint’s software has contained defects and errors and may in the future contain undetected defects or errors. ChargePoint is continuing to evolve the features and functionality of its platform through updates and enhancements, and as it does, it may introduce additional defects or errors that may not be detected until after deployment to customers. In addition, if ChargePoint’s products and services, including any updates or patches, are not implemented or used correctly or as intended, inadequate performance and disruptions in service may result.

Any defects or errors in product or services offerings, or the perception of such defects or errors, or other performance problems could result in any of the following, each of which could adversely affect ChargePoint’s business and results of its operations:

•	expenditure of significant financial and product development resources, including recalls, in efforts to analyze, correct, eliminate or work around errors or defects;

•	loss of existing or potential customers or partners;

•	interruptions or delays in sales;

•	delayed or lost revenue;

•	delay or failure to attain market acceptance;

•	delay in the development or release of new functionality or improvements;

•	negative publicity and reputational harm;

•	sales credits or refunds;

•	exposure of confidential or proprietary information;

•	diversion of development and customer service resources;

•	breach of warranty claims;

•	legal claims under applicable laws, rules and regulations; and

•	an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Although ChargePoint has contractual protections, such as warranty disclaimers and limitation of liability provisions, in many of its agreements with customers, resellers and other business partners, such protections may not be uniformly implemented in all contracts and, where implemented, may not fully or effectively protect from claims by customers, reseller, business partners or other third parties. Any insurance coverage or indemnification obligations of suppliers may not adequately cover all such claims, or cover only a portion of such claims. A successful product liability, warranty, or other similar claim could have an adverse effect on ChargePoint’s business, operating results and financial condition. In addition, even claims that ultimately are unsuccessful could result in expenditure of funds in litigation, divert management’s time and other resources and cause reputational harm.

In addition, ChargePoint relies on some open-source software and libraries issued under the General Public License (or similar “copyleft” licenses) for development of its products and may continue to rely on similar copyleft licenses. Third-parties may assert a copyright claim against ChargePoint regarding its use of such software or libraries, which could lead to the adverse results listed above. Use of such software or libraries may also force ChargePoint to provide third parties, at no cost, the source code to its proprietary software, which may decrease revenue and lessen any competitive advantage ChargePoint has due to the secrecy of its source code.

Interruptions, delays in service or inability to increase capacity, including internationally, at third-party data center facilities could impair the use or functionality of ChargePoint’s subscription services, harm its business and subject it to liability.

ChargePoint currently serves customers from third-party data center facilities operated by Amazon Web Services (“AWS”) located in the United States, Europe and Canada. In addition to AWS, some ChargePoint services are housed in third-party data centers operated by Rackspace in the United States. Any outage or failure of such data centers could negatively affect ChargePoint’s product connectivity and performance. ChargePoint’s primary environments are behind the Content Delivery Network operated by Cloudflare, and any interruptions of Cloudflare’s services could negatively affect ChargePoint’s product connectivity and performance. Furthermore, ChargePoint depends on connectivity from its charging stations to its data centers through cellular service providers, such as Verizon Wireless. Any incident affecting a data center facility’s or a cellular service provider’s infrastructure or operations, whether caused by fire, flood, severe storm, earthquake, power loss, telecommunications failures, breach of security protocols, computer viruses and disabling devices, failure of access control mechanisms, natural disasters, war, criminal act, military actions, terrorist attacks and other similar events could negatively affect the use, functionality or availability of ChargePoint’s services.

Any damage to, or failure of, ChargePoint’s systems, or those of its third-party providers, could interrupt or hinder the use or functionality of its services. Impairment of or interruptions in ChargePoint’s services may reduce revenue, subject it to claims and litigation, cause customers to terminate their subscriptions, and adversely affect renewal rates and its ability to attract new customers. ChargePoint’s business will also be harmed if customers and potential customers believe its products and services are unreliable.

Customer-Related Risks

ChargePoint may be unable to leverage customer data in all geographic locations, and this limitation may impact research and development operations.

ChargePoint relies on data collected through charging stations or its mobile application, including usage data and geolocation data. ChargePoint uses this data in connection with the research, development and analysis of its technologies. ChargePoint’s inability to obtain necessary rights to use this data or freely transfer this data out of, for example, the European Economic Area, could result in delays or otherwise negatively impact ChargePoint’s research and development efforts.

If ChargePoint fails to offer high-quality support to station owners and drivers, its business and reputation will suffer.

Once a customer has installed ChargePoint charging stations and subscribed to ChargePoint’s services, station owners and drivers will rely on ChargePoint to provide support services to resolve any issues that might arise in the future. Rapid and high-quality customer support is important so station owners can provide charging services and drivers can receive reliable charging for their EVs. The importance of high-quality customer support will increase as ChargePoint seeks to expand its business and pursue new customers and geographies. If ChargePoint does not quickly resolve issues and provide effective support, its ability to retain customers or sell additional products and services to existing customers could suffer and its brand and reputation could be harmed.

ChargePoint’s business will depend on customers renewing their services subscriptions. If customers do not continue to use its subscription offerings or if they fail to add more stations, its business and operating results will be adversely affected.

In addition to selling charging station hardware, ChargePoint also depends on customers continuing to subscribe to its EV charging services and extended warranty coverages. Therefore, it is important that customers renew their subscriptions when the contract term expires and add additional charging stations and services to their subscriptions. Customers may decide not to renew their subscriptions with a similar contract period, at the same prices or terms or with the same or a greater number of users, stations or level of functionality. Customer retention may decline or fluctuate as a result of a number of factors, including satisfaction with software and features, functionality of the charging stations, prices, features and pricing of competing products, reductions in spending levels, mergers and acquisitions involving customers and deteriorating general economic conditions.

If customers do not renew their subscriptions, if they renew on less favorable terms or if they fail to add products or services, ChargePoint’s business and operating results will be adversely affected.

Changes in subscriptions or pricing models may not be reflected in near-term operating results.

ChargePoint generally recognizes subscription revenue from customers ratably over the terms of their contracts. As a result, most of the subscription revenue reported in each quarter is derived from the recognition of deferred revenue relating to subscriptions entered into during previous quarters. Consequently, a decline in new or renewed subscriptions in any single quarter will likely have only a small impact on revenue for that quarter. However, such a decline will negatively affect revenue in future quarters. In addition, the severity and duration of events may not be predictable and their effects could extend beyond a single quarter. Accordingly, the effect of significant downturns in sales and market acceptance of subscription services, and potential changes in pricing policies or rate of renewals, may not be fully apparent until future periods.

Financial, Tax and Accounting-Related Risks

ChargePoint’s financial condition and results of operations are likely to fluctuate on a quarterly basis in future periods, which could cause its results for a particular period to fall below expectations, resulting in a decline in the price of its Common Stock.

ChargePoint’s financial condition and results of operations have fluctuated in the past and may continue to fluctuate in the future due to a variety of factors, many of which are beyond its control.

In addition to the other risks described herein, the following factors could also cause ChargePoint’s financial condition and results of operations to fluctuate on a quarterly basis:

•	the timing and volume of new sales;

•	fluctuations in service costs, particularly due to unexpected costs of servicing and maintaining charging stations;

•	the timing of new product introductions, which can initially have lower gross margins;

•	weaker than anticipated demand for charging stations, whether due to changes in government incentives and policies or due to other conditions;

•	fluctuations in sales and marketing or research and development expenses;

•	supply chain interruptions and manufacturing or delivery delays;

•	the timing and availability of new products relative to customers’ and investors’ expectations;

•	the length of the sales and installation cycle for a particular customer;

•	the impact of COVID-19 on ChargePoint’s workforce, or those of its customers, suppliers, vendors or business partners;

•	disruptions in sales, production, service or other business activities or ChargePoint’s inability to attract and retain qualified personnel; and

•	unanticipated changes in federal, state, local or foreign government incentive programs, which can affect demand for EVs.

Fluctuations in operating results and cash flow could, among other things, give rise to short-term liquidity issues. In addition, revenue, and other operating results in future quarters may fall short of the expectations of investors and financial analysts, which could have an adverse effect on the price of the Common Stock.

Changes to applicable U.S. tax laws and regulations or exposure to additional income tax liabilities could affect ChargePoint’s business and future profitability.

ChargePoint is a U.S. corporation and thus subject to U.S. corporate income tax on its worldwide operations. Moreover, the majority of ChargePoint’s operations and customers are located in the United States, and as a result, ChargePoint is subject to various U.S. federal, state and local taxes. New U.S. laws and policy relating to taxes may have an adverse effect on ChargePoint’s business and future profitability. Further, existing U.S. tax laws, statutes, rules, regulations or ordinances could be interpreted, changed, modified or applied adversely to ChargePoint.

For example, on December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), was signed into law making significant changes to the Internal Revenue Code of 1986, as amended, or the Code, and certain provisions of the Tax Act may adversely affect ChargePoint. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a permanent reduction to the corporate income tax rate, limiting interest deductions, a reduction to the maximum deduction allowed for net operating losses generated in tax years after December 31, 2017, the elimination of carrybacks of net operating losses, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income and base erosion and anti-abuse tax. The Tax Act could be subject to potential amendments and technical corrections, and is subject to interpretations and implementing regulations by the U.S. Treasury and IRS, any of which could mitigate or increase certain adverse effects of the legislation.

In addition, the Tax Act may impact taxation in other jurisdictions, including with respect to state income taxes as state legislatures respond to the Tax Act. Additionally, other foreign governing bodies have and may enact changes to their tax laws in reaction to the Tax Act that could result in changes to ChargePoint’s global tax position and materially adversely affect its business and future profitability.

As a result of ChargePoint’s plans to expand operations, including to jurisdictions in which the tax laws may not be favorable, ChargePoint’s tax rate may fluctuate, tax obligations may become significantly more complex and subject to greater risk of examination by taxing authorities or ChargePoint may be subject to future changes in tax law, the impacts of which could adversely affect ChargePoint’s after-tax profitability and financial results.

Because ChargePoint does not have a long history of operating at its present scale and it has significant expansion plans, ChargePoint’s effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under U.S. GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws. Factors that could materially affect ChargePoint’s future effective tax rates include, but are not limited to: (a) changes in tax laws or the regulatory environment, (b) changes in accounting and tax standards or practices, (c) changes in the composition of operating income by tax jurisdiction and (d) ChargePoint’s operating results before taxes.

Additionally, after the Business Combination, ChargePoint’s operations will be subject to significant income, withholding and other tax obligations in the United States and may become subject to taxes in numerous additional state, local and non-U.S. jurisdictions with respect to its income, operations and subsidiaries related to those jurisdictions. ChargePoint’s after-tax profitability and financial results could be subject to volatility or be affected by numerous factors, including (a) the availability of tax deductions, credits, exemptions, refunds (including refunds of value added taxes) and other benefits to reduce ChargePoint’s tax liabilities, (b) changes in the valuation of ChargePoint’s deferred tax assets and liabilities, (c) expected timing and amount of the release of any tax valuation allowances, (d) tax treatment of stock-based compensation, (e) changes in the relative amount of ChargePoint’s earnings subject to tax in the various jurisdictions in which ChargePoint operates or has subsidiaries, (f) the potential expansion of ChargePoint’s business into or otherwise becoming subject to tax in additional jurisdictions, (g) changes to ChargePoint’s existing intercompany structure (and any costs related thereto) and business operations, (h) the extent of ChargePoint’s intercompany transactions and the extent to which taxing authorities in the relevant jurisdictions respect those intercompany transactions and (i) ChargePoint’s ability to structure ChargePoint’s operations in an efficient and competitive manner. Due to the complexity of multinational tax obligations and filings, ChargePoint may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. Outcomes from these audits or examinations could have an adverse effect on ChargePoint’s after-tax profitability and financial condition. Additionally, the IRS and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with ChargePoint’s intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If ChargePoint does not prevail in any such disagreements, its profitability may be affected.

ChargePoint’s after-tax profitability and financial results may also be adversely impacted by changes in the relevant tax laws and tax rates, treaties, regulations, administrative practices and principles, judicial decisions and interpretations thereof, in each case, possibly with retroactive effect. For example, the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent BEPS recently entered into force among the jurisdictions that have ratified it, although the United States has not yet entered into this convention. These recent changes could negatively impact ChargePoint’s taxation, especially as ChargePoint expands its relationships and operations internationally.

The ability of ChargePoint to utilize net operating loss and tax credit carryforwards following the Business Combination is conditioned upon ChargePoint attaining profitability and generating taxable income. ChargePoint has incurred significant net losses since inception and it is anticipated that ChargePoint will continue to incur significant losses. Additionally, ChargePoint’s ability to utilize net operating loss and tax credit carryforwards to offset future taxable income may be limited.

As of January 31, 2021, ChargePoint had $434.7 million of U.S. federal and $229.7 million of California net operating loss carryforwards available to reduce future taxable income, of which $281.9 million of the U.S. federal net operating loss carryforwards can be carried forward indefinitely. The U.S. federal and California state net operating loss carryforwards begin to expire in 2028. In addition, ChargePoint had net operating loss carryforwards for other states of $134.7 million, which begin to expire in 2022. The Tax Act included a reduction to the maximum deduction allowed for net operating losses generated in tax years after December 31, 2017 and the elimination of carrybacks of net operating losses. Under the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, which modified the Tax Act, U.S. federal net operating loss carryforwards generated in taxable periods beginning after December 31, 2017, may be carried forward indefinitely, but the deductibility of such net operating loss carryforwards in taxable years beginning after December 31, 2020, is limited to 80% of taxable income. It is possible that ChargePoint will not generate taxable income in time to utilize the net operating loss carryforwards. In addition, net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the Code, respectively, and similar provisions of state law. Under those sections of the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in ownership by “5% shareholders” that exceeds 50 percentage points over a rolling three-year period. If ChargePoint has experienced an ownership change at any time since its incorporation, ChargePoint may already be subject to limitations on its ability to utilize its existing net operating loss carryforwards and other tax attributes to offset taxable income or tax liability. In addition, the Business Combination, and future changes in ChargePoint’s stock ownership, which may be outside of ChargePoint’s control, may trigger an ownership change. Similar provisions of state tax law may also apply to limit ChargePoint’s use of accumulated state tax attributes. As a result, even if

ChargePoint earns net taxable income in the future, its ability to use its pre-change net operating loss carryforwards and other tax attributes to offset such taxable income or tax liability may be subject to limitations, which could potentially result in increased future income tax liability to ChargePoint.

ChargePoint performed an analysis to assess whether an “ownership change,” as defined by Section 382 of the Code has occurred from its inception through January 31, 2021 and expects to complete this Section 382 analysis during the year ending January 31, 2022. Based on this analysis, ChargePoint has experienced “ownership changes,” since inception, limiting the utilization of the net operating loss carryforwards or research and development tax credit carryforwards under Section 382 of the Code by first multiplying the value of the ChargePoint’s stock at the time of the ownership change by the applicable long-term tax-exempt rate, and then applying additional adjustments, as required. Any limitation may result in expiration of a portion of the net operating loss carryforwards or research and development tax credit carryforwards before utilization. In addition, the Business Combination if consummated, may constitute an ownership change under Sections 382 and 383 of the Code. ChargePoint’s net operating losses or credits may also be impaired under state law. Accordingly, ChargePoint may not be able to utilize a material portion of the net operating losses or credits. The ability of ChargePoint to utilize ChargePoint’s net operating losses or credits following the Business Combination is conditioned upon ChargePoint attaining profitability and generating U.S. federal and state taxable income. ChargePoint has incurred significant net losses since inception and will continue to incur significant losses; and therefore, ChargePoint does not know whether or when the combined carryforwards may be or may become subject to limitation by Sections 382 and 383 of the Code.

ChargePoint’s reported financial results may be negatively impacted by changes in U.S. GAAP.

U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”), the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on reported financial results, and may even affect the reporting of transactions completed before the announcement or effectiveness of a change.

ChargePoint will be an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make its Common Stock less attractive to investors and may make it more difficult to compare performance with other public companies.

ChargePoint will be an emerging growth company as defined in the U.S. legislation Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it intends to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find the Common Stock less attractive because ChargePoint will continue to rely on these exemptions. If some investors find the Common Stock less attractive as a result, there may be a less active trading market for their Common Stock, and the stock price may be more volatile.

An emerging growth company may elect to delay the adoption of new or revised accounting standards. With Switchback making this election, Section 102(b)(2) of the JOBS Act allows ChargePoint to delay adoption of new or revised accounting standards until those standards apply to non-public business entities. As a result, the financial statements contained in this report and those that ChargePoint will file in the future may not be comparable to companies that comply with public business entities revised accounting standards effective dates.

ChargePoint will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

ChargePoint will face increased legal, accounting, administrative and other costs and expenses as a public company that it did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the Public Company Accounting Oversight Board and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements require it to carry out activities ChargePoint has not done previously. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a significant deficiency or additional material weaknesses in the internal control over financial reporting), ChargePoint could incur additional costs to rectify those issues, and the existence of those issues could adversely affect its reputation or investor perceptions. In addition, ChargePoint will purchase director and officer liability insurance, which has substantial additional premiums. The additional reporting and other obligations imposed by these rules and regulations increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

ChargePoint has identified material weaknesses in its internal control over financial reporting. If ChargePoint is unable to remediate these material weaknesses, or if ChargePoint identifies additional material weaknesses in the future or otherwise fails to maintain an effective system of internal control over financial reporting, this may result in material misstatements of ChargePoint’s consolidated financial statements or cause ChargePoint to fail to meet its periodic reporting obligations.

As a public company, ChargePoint will be required to provide management’s attestation on internal control over financial reporting. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that became applicable after the Business Combination. If ChargePoint is not able to implement the additional requirements of Section 404(a) of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, it may not be able to assess whether its internal control over financial reporting is effective, which may subject it to adverse regulatory consequences and could harm investor confidence.

In connection with the preparation and audit of ChargePoint’s consolidated financial statements as of January 31, 2021 and 2020 and for the years ended January 31, 2021, 2020 and 2019, material weaknesses were identified in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of ChargePoint’s annual or interim financial statements will not be prevented or detected on a timely basis.

ChargePoint did not design or maintain an effective control environment commensurate with its financial reporting requirements. Specifically, ChargePoint did not maintain a sufficient complement of personnel with an appropriate degree of accounting knowledge, experience and training to appropriately analyze, record and disclose accounting matters commensurate with its accounting and reporting requirements. This material weakness contributed to the following additional two material weaknesses:

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ChargePoint did not design and maintain formal accounting policies, procedures and controls over significant accounts and disclosures to achieve complete, accurate and timely financial accounting, reporting and disclosures, including segregation of duties and adequate controls related to the preparation and review of journal entries; and

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ChargePoint did not design and maintain effective controls over certain information technology (“IT”) general controls for information systems that are relevant to the preparation of its consolidated financial statements. Specifically, ChargePoint did not design and maintain (a) program change management controls to ensure that information technology program and data changes affecting financial IT applications and underlying accounting records are identified, tested, authorized and implemented appropriately and (b) user access controls to ensure appropriate segregation of duties and that adequately restrict user and privileged access to its financial applications and data to appropriate company personnel.

The material weakness related to formal accounting policies, procedures and controls resulted in adjustments to several accounts and disclosures. The IT deficiencies did not result in a material misstatement to the consolidated financial statements, however, the deficiencies, when aggregated, could impact maintaining effective segregation of duties, as well as the effectiveness of IT-dependent controls (such as automated controls that address the risk of material misstatement to one or more assertions, along with the IT controls and underlying data that support the effectiveness of system-generated data and reports) that could result in misstatements potentially impacting all financial statement accounts and disclosures that would not be prevented or detected. Each of these material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim consolidated financial statements that would not be prevented or detected.

ChargePoint has begun implementation of a plan to remediate these material weaknesses. These remediation measures are ongoing and include hiring additional accounting and financial reporting personnel and implementing additional policies, procedures and controls.

In order to maintain and improve the effectiveness of its internal control over financial reporting, ChargePoint has expended, and anticipates that ChargePoint will continue to expend, significant resources, including accounting-related costs and significant management oversight. ChargePoint’s independent registered public accounting firm is not required to formally attest to the effectiveness of its internal control over financial reporting until after it is no longer an “emerging growth company” as defined in the JOBS Act. At such time, ChargePoint’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which its internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could adversely affect the business and operating results and could cause a decline in the price of our Common Stock.

Risks Related to Legal Matters and Regulations

Privacy concerns and laws, or other domestic or foreign regulations, may adversely affect ChargePoint’s business.

National and local governments and agencies in the countries in which ChargePoint operates and in which customers operate have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage, processing and disclosure of information regarding consumers and other individuals, which could impact its ability to offer services in certain jurisdictions. Laws and regulations relating to the collection, use, disclosure, security and other processing of individuals’ information can vary significantly from jurisdiction to jurisdiction and are particularly stringent in Europe. The costs of compliance with, and other burdens imposed by, laws, regulations, standards and other obligations relating to privacy, data protection and information security are significant. In addition, some companies, particularly larger enterprises, often will not contract with vendors that do not meet these rigorous standards. Accordingly, the failure, or perceived inability, to comply with these laws, regulations, standards and other obligations may limit the use and adoption of ChargePoint’s solutions, reduce overall demand, lead to regulatory investigations, litigation and significant fines, penalties or liabilities for actual or alleged noncompliance, or slow the pace at which we close sales transactions, any of which could harm its business. Moreover, if ChargePoint or any of its employees or contractors fail or are believed to fail to adhere to appropriate practices regarding customers’ data, it may damage its reputation and brand.

Additionally, existing laws, regulations, standards and other obligations may be interpreted in new and differing manners in the future, and may be inconsistent among jurisdictions. Future laws, regulations, standards and other obligations, and changes in the interpretation of existing laws, regulations, standards and other obligations could result in increased regulation, increased costs of compliance and penalties for non-compliance, and limitations on data collection, use, disclosure and transfer for ChargePoint and its customers. The EU and United States agreed in 2016 to a framework for data transferred from the EU to the United States, but this framework has been challenged and recently declared invalid by the Court of Justice of the EU, thereby creating additional legal risk for ChargePoint. Additionally, the EU adopted the GDPR in 2016, and it became effective in May 2018. The GDPR establishes requirements applicable to the handling of personal data and imposes penalties for non-compliance of up to the greater of €20 million or 4% of worldwide revenue. The costs of compliance with, and other burdens imposed by, the GDPR may limit the use and adoption of ChargePoint’s products and services and could have an adverse impact on its business. Further, California adopted the California Consumer Privacy Protection Act (“CCPA”) and the California State Attorney General has begun enforcement actions. Although ChargePoint initiated a compliance program designed to ensure CCPA compliance after consulting with outside privacy counsel, ChargePoint may remain exposed to ongoing legal risks and compliance costs related to CCPA and the new California Privacy Rights Act (“CPRA”) that comes into force January 1, 2023.

The costs of compliance with, and other burdens imposed by, laws and regulations relating to privacy, data protection and information security that are applicable to the businesses of customers may adversely affect ability and willingness to process, handle, store, use and transmit certain types of information, such as demographic and other personal information. In addition, the other bases on which ChargePoint and its customers rely for the transfer of personal data across national borders, such as the Standard Contractual Clauses promulgated by the EU Commission Decision 2010/87/EU, commonly referred to as the Model Clauses, continue to be subjected to regulatory and judicial scrutiny. If ChargePoint or its customers are unable to transfer data between and among countries and regions in which it operates, it could decrease demand for its products and services or require it to modify or restrict some of its products or services.

In addition to government activity, privacy advocacy groups, the technology industry and other industries have established or may establish various new, additional or different self-regulatory standards that may place additional burdens on technology companies. Customers may expect that ChargePoint will meet voluntary certifications or adhere to other standards established by them or third parties. If ChargePoint is unable to maintain these certifications or meet these standards, it could reduce demand for its solutions and adversely affect its business.

Failure to comply with anticorruption and anti-money laundering laws, including the FCPA and similar laws associated with activities outside of the United States, could subject ChargePoint to penalties and other adverse consequences.

ChargePoint is subject to the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, the UK Bribery Act and possibly other anti-bribery and anti-money laundering laws in countries in which it conducts activities. It faces significant risks if it fails to comply with the FCPA and other anti-corruption laws that prohibit companies and their employees and third-party intermediaries from promising, authorizing, offering or providing, directly or indirectly, improper payments or benefits to foreign government officials, political parties and private-sector recipients for the purpose of obtaining or retaining business, directing business to any person or securing any advantage. Any violation of the FCPA, other applicable anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, or severe criminal or civil sanctions, which could have a materially adverse effect on ChargePoint’s reputation, business, operating results and prospects. In addition, responding to any enforcement action may result in a significant diversion of management’s attention and resources, significant defense costs and other professional fees.

Failure to comply with laws relating to employment could subject ChargePoint to penalties and other adverse consequences.

ChargePoint is subject to various employment-related laws in the jurisdictions in which its employees are based. It faces risks if it fails to comply with applicable United States federal or state wage laws, or wage laws applicable to its employees outside of the United States. In addition, ChargePoint implemented a reduction in force and furloughed employees in 2020, and the attendant layoffs and/or furloughs could create an additional risk of claims being made on behalf of affected employees. Any violation of applicable wage laws or other labor- or employment-related laws could result in complaints by current or former employees, adverse media coverage, investigations and damages or penalties which could have a materially adverse effect on ChargePoint’s reputation, business, operating results and prospects. In addition, responding to any such proceeding may result in a significant diversion of management’s attention and resources, significant defense costs and other professional fees.

Existing and future environmental health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions. Failure to comply with such laws and regulations may result in substantial fines or other limitations that may adversely impact ChargePoint’s financial results or results of operation.

ChargePoint and its operations, as well as those of ChargePoint’s contractors, suppliers and customers, are subject to certain environmental laws and regulations, including laws related to the use, handling, storage, transportation and disposal of hazardous substances and wastes as well as electronic wastes and hardware, whether hazardous or not. These laws may require ChargePoint or others in ChargePoint’s value chain to obtain permits and comply with procedures that impose various restrictions and obligations that may have material effects on ChargePoint’s operations. If key permits and approvals cannot be obtained on acceptable terms, or if other operational requirements cannot be met in a manner satisfactory for ChargePoint’s operations or on a timeline that meets ChargePoint’s commercial obligations, it may adversely impact our business.

Environmental and health and safety laws and regulations can be complex and may be subject to change, such as through new requirements enacted at the supranational, national, sub-national and/or local level or new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on ChargePoint’s business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, including those relating to hardware manufacturing, electronic waste or batteries, could cause additional expenditures, restrictions and delays in connection with ChargePoint’s operations as well as other future projects, the extent of which cannot be predicted.

Further, ChargePoint currently relies on third parties to ensure compliance with certain environmental laws, including those related to the disposal of hazardous and non-hazardous wastes. Any failure to properly handle or dispose of such wastes, regardless of whether such failure is ChargePoint’s or its contractors, may result in liability under environmental laws, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), under which liability may be imposed without regard to fault or degree of contribution for the investigation and clean-up of contaminated sites, as well as impacts to human health and damages to natural resources. Additionally, ChargePoint may not be able to secure contracts with third parties to continue their key supply chain and disposal services for our business, which may result in increased costs for compliance with environmental laws and regulations.

Risks Related to Ownership of our Securities

Concentration of ownership among ChargePoint’s existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

ChargePoint’s directors, executive officers and their affiliates as a group beneficially own approximately 37.5% of the outstanding Common Stock. As a result, these stockholders able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, any amendment of the certificate of incorporation and approval of significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in management and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

ChargePoint has never paid cash dividends on its capital stock, and does not anticipate paying dividends in the foreseeable future.

ChargePoint has never paid cash dividends on its capital stock and currently intends to retain any future earnings to fund the growth of its business. Any determination to pay dividends in the future will be at the discretion of the board of directors and will depend on financial condition, operating results, capital requirements, general business conditions and other factors that the board may deem relevant. As a result, capital appreciation, if any, of Common Stock will be the sole source of gain for the foreseeable future.

Our stock price will be volatile, and you may not be able to sell shares at or above the price at the Closing.

The trading price of the Common Stock and Warrants will be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond ChargePoint’s control. These factors include:

•	actual or anticipated fluctuations in operating results;

•	failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•	issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•	announcements of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	operating and share price performance of other companies in the industry or related markets;

•	the timing and magnitude of investments in the growth of the business;

•	actual or anticipated changes in laws and regulations;

•	additions or departures of key management or other personnel;

•	increased labor costs;

•	disputes or other developments related to intellectual property or other proprietary rights, including litigation;

•	the ability to market new and enhanced solutions on a timely basis;

•	sales of substantial amounts of the Common Stock by the ChargePoint Board, executive officers or significant stockholders or the perception that such sales could occur;

•	changes in capital structure, including future issuances of securities or the incurrence of debt; and

•	general economic, political and market conditions.

In addition, the stock market in general, and the stock prices of technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may seriously affect the market price of ChargePoint Common Stock, regardless of actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources.

Anti-takeover provisions contained in our governing documents and applicable laws could impair a takeover attempt.

ChargePoint’s Second A&R Charter and Second A&R Bylaws afford certain rights and powers to the ChargePoint Board that could contribute to the delay or prevention of an acquisition that it deems undesirable. ChargePoint is also subject to Section 203 of the DGCL and other provisions of Delaware law that limit the ability of stockholders in certain situations to effect certain business combinations. Any of the foregoing provisions and terms that has the effect of delaying or deterring a change in control could limit the opportunity for stockholders to receive a premium for their shares of their Common Stock, and could also affect the price that some investors are willing to pay for the Common Stock.

Our Second A&R Charter provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit stockholders’ ability to obtain a more favorable judicial forum for disputes with us or its directors, officers, employees or stockholders.

The Second A&R Charter requires, to the fullest extent permitted by law, that derivative actions brought in name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery in the State of Delaware or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock shall be deemed to have notice of and consented to the forum provisions in the certificate of incorporation. In addition, the Second A&R Charter and Second A&R Bylaws will provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. ChargePoint intends to enforce this provision, but it does not know whether courts in other jurisdictions will agree with this decision or enforce it.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with ChargePoint or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the certificate of incorporation to be inapplicable or unenforceable in an action, ChargePoint may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

We may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to the holders of Public Warrants.

We have the ability to redeem outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant; provided that the last reported sales price of our Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which we give notice of such redemption to the warrant holders. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants could force the Warrant holders: (i) to exercise their Warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so; (ii) to sell their Warrants at the then-current market price when they might otherwise wish to hold their Warrants; or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of their Warrants.

Warrants are exercisable for our Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of February 26, 2021, the Warrants are exercisable for 25,258,811 shares of Common Stock at a weighted average exercise price of $10.00 per share and there were additional warrants outstanding exercisable for 30,494,350 shares of Common Stock at a weighted average exercise price of $6.81 per share. The shares of our Common Stock issued upon exercise of our Warrants and other outstanding warrants will result in dilution to the then existing holders of Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock.